[FACE OF CERTIFICATE]

COMMON STOCK

SF

[LOGO]

COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN
JERSEY CITY, NJ AND NEW YORK, NY

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS
AND A STATEMENT AS TO THE RIGHTS,
PREFERENCES, PRIVILEGES AND RESTRICTIONS
ON SHARES

CUSIP 315662 10 6

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.0001 PAR VALUE PER SHARE, OF

FIBERSTARS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[SIGNATURE]
CHIEF FINANCIAL OFFICER

[SEAL]

[SIGNATURE]
PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT
AND REGISTRAR
BY
AUTHORIZED OFFICER

[REVERSE OF CERTIFICATE]

The statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights as established from time to time, by the Certificate of Incorporation of the Corporation and by any certificate of determination, the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder hereof upon request and without charge at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN  — as joint tenants with right of
survivorship and not as tenants
in common

UNIF GIFT MIN ACT — ......................... Custodian .........................
                                                    (Cust)   (Minor)
under Uniform Gifts to Minors
Act ..............................................................
                             (State)
UNIF TRF MIN ACT — ................. Custodian (until age ................)
(Cust)
............................ under Uniform Transfers
(Minor)
to Minors Act ..............................................
                                        (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _________________________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________

____________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________

X___________________
X___________________
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY
CHANGE WHATEVER.

Signature(s) Guaranteed
By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN SSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain “Rights” as set forth in a Rights Agreement between Fiberstars, Inc. (the “Company”) and Mellon Investor Services LLC (the “Rights Agent”), dated as of October 25, 2006 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights “Beneficially Owned” by Acquiring Persons” (as such terms are defined in the Rights Agreement) or certain related parties, as well as subsequent holders of such Rights, may become null and void.